UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUSTAR LOGISTICS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2958817 (I.R.S. Employer Identification No.)

19003 IH-10  West

San Antonio, Texas 78257

(210) 918-2000

(address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.625% Fixed-to-Floating Rate Subordinated Notes due 2043	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities act registration statement file number to which this form relates: 333-166797

Securities to be registered pursuant to Section 12(g) of the Act:  None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Amy L. Perry Vice President and Corporate Secretary NuStar GP, LLC 19003 IH-10 West San Antonio, Texas 78257 (210) 918-2000	Gislar Donnenberg Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of NuStar Logistics Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-166797) of NuStar Logistics, L.P. (the “Registrant”), as supplemented by the information under the heading “Description of the Notes” in the Registrant’s related Prospectus Supplement, dated January 14, 2013, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 15, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  Such information is incorporated herein by reference and made a part of this registration statement.

Item 2.  Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Indenture dated as of January 22, 2013 among the Registrant, NuStar Energy L.P. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 22, 2013).

2.

First Supplemental Indenture dated as of January 22, 2013, among the Registrant, NuStar Energy L.P., NuStar Pipeline Operating Partnership, L.P. and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture dated January 22, 2013 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 22, 2013).

3.	Form of 7.625% Fixed-to-Floating Rate Subordinated Notes due 2043 (included in Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   January 22, 2013

NUSTAR LOGISTICS, L.P.

By:	NUSTAR GP, INC.
its general partner

By:	/s/ Amy L. Perry
Name:	Amy L. Perry
Title:	Vice President, Assistant General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Indenture dated as of January 22, 2013 among the Registrant, NuStar Energy L.P. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 22, 2013).

2.

First Supplemental Indenture dated as of January 22, 2013, among the Registrant, NuStar Energy L.P., NuStar Pipeline Operating Partnership, L.P. and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture dated January 22, 2013 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 22, 2013).

3.	Form of 7.625% Fixed-to-Floating Rate Subordinated Notes due 2043 (included in Exhibit 2).